UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 2, 2010
WATERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-14010	13-3668640
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
34 Maple Street
Milford, Massachusetts 01757
(Address of principal executive offices) (Zip Code)
(508) 478-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 1, 2010, Waters Corporation (the “Company”) issued and sold in a private placement $100 million aggregate principal amount of its 5.00% Series B Senior Notes due February 1, 2020 (the “Senior B Notes”) pursuant to a Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “Agreement”). The Senior B Notes bear interest at a fixed rate of 5.00% and mature on February 1, 2020.
The Company intends to use the proceeds from the issuance of the Senior B Notes to repay other outstanding debt and for general corporate purposes.
A summary of the Agreement is included in Items 1.01 and 2.03 of the Company’s Form 8-K filed on February 2, 2010 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Date: March 2, 2010	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer